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                               STOCK PURCHASE AGREEMENT


    THIS AGREEMENT is made and entered into as of the 20th day of June, 1997, by and between Healthy American Products, Inc., a Minnesota corporation (the "Purchaser") and Timothy R. Duoos (the "Seller").

    WHEREAS, Seller is the owner of 4,200,000 shares of Common Stock, $.01 par value per share (the "Stock"), of Sunbelt Nursery Group, Inc., a Delaware corporation (the "Company"); and

    WHEREAS, Purchaser desires to purchase and acquire 1,000,000 shares of the Stock (the "Shares") from Seller and Seller desires to sell, assign and transfer the Shares to Purchaser, on the terms and conditions contained herein.

    NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. SALE AND PURCHASE OF SHARES. At the Closing (as hereinafter defined), Purchaser shall purchase the Shares from Seller and Seller shall sell, transfer, assign and deliver the Shares to Purchaser free and clear of all security interests, liens, claims, charges, encumbrances, or legends of any kind, except for the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

    2.PURCHASE PRICE. In exchange for the Shares, Purchaser shall pay $1,125,000, which shall be delivered to Seller at the Closing by certified check or bank draft, payable jointly to Seller and the bank holding the Shares as collateral for Seller's loan, at which time the bank shall release its lien on the Shares.

    3.DELIVERY OF STOCK CERTIFICATE. The sale and purchase of the Shares contemplated by this Agreement shall be effectuated by Seller's delivering to Purchaser at the Closing the certificate(s) representing the Shares, which certificate(s) shall be duly endorsed in blank or accompanied by an appropriate Assignment Separate from Certificate duly executed in blank and appropriate releases from the holder of any lien.


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    4.REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller hereby represents and warrants to Purchaser as follows:

         a.Seller is the lawful owner of record and beneficially of the Shares and will transfer the Shares to Purchaser at the Closing free and clear of all security interests, liens, claims, charges, options, encumbrances and restrictions.

         b.Seller has not granted any options or other rights to purchase all or any part of the Shares to any third party which will not be duly terminated on or before the Closing.

         c.Seller has the full power and authority to execute, deliver and perform this Agreement.

         d.This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

         e.No consent, approval or authorization of or permit or license from or registration with or notice to any governmental or public body or authority or any third party is required to be obtained or given by Seller in connection with the making or performance of this Agreement or any document or instrument related hereto, or, if so required, such consent, approval, authorization, permit or license will have been requested and obtained or such registration will have been made or such notice will have been given or such other appropriate action will have been taken on or prior to the Closing.

         f.The execution and delivery of this Agreement does not and the consummation of the transaction contemplated hereby will not (i) violate any provision of the Articles of Incorporation or Bylaws of the Company,
    (ii) violate any provision of or result in the termination of or the acceleration of the obligation under any mortgage, lien, lease, franchise, license, permit, agreement, instrument, indenture, order, arbitration or judgment or decree to which Seller or the Company is a party or by which Seller or the Company is obligated, or (iii) violate or conflict with any other restriction of any kind or character to which Seller or the Company is subject.

         g.Neither this Agreement nor any exhibit or other instrument furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any false statement of a material fact or omits or will omit to state a material fact necessary in order to make statements contained therein not misleading.

    5.REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby warrants and represents to Seller as follows:

         a.This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.


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         b.Purchaser has the full power and authority to execute, deliver and perform this Agreement.

         c.Neither this Agreement nor any exhibit or other instrument furnished by Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any false statements of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

         d.Purchaser is aware that the Shares represent a speculative investment, and Purchaser is generally knowledgeable regarding the past and present operations of the Company and the terms of this Agreement and Purchaser acknowledges that his investment is made without reliance on any representations, warranties or statements of Seller except as made herein.

         e.Purchaser understands that the Shares have not been registered under the laws of any state or the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), and that Seller is transferring the Shares to Purchaser in reliance upon exemptions from registration requirements of the Act.

         f.Purchaser is acquiring the Shares for investment and not for the purpose of or with a view to the sale or other distribution thereof, and Seller is transferring the Shares to Purchaser in reliance upon the truth of Purchaser's representations and warranties.

    6.REGISTRATION AGREEMENT. Concurrently with the Closing of the purchase of the Shares and as a condition precedent thereto, the Company will enter into a registration agreement (the "Registration Agreement") with Purchaser providing for demand registration rights in favor of Purchaser pursuant to which Purchaser will be permitted to demand that the Company register the Shares for sale at any time, but not to exceed two registrations within the seven-year period following Closing, and participatory registration rights during the same period. Such registration agreement shall contain customary indemnity and other provisions.

    7.CO-SALE RIGHT. Seller agrees with Purchaser that in the event that Seller sells any of his remaining shares of the Stock, other than on the open market, Seller will give Purchaser written notice of the price and terms of such sale at least ten (10) business days prior to the closing, and Purchaser shall be entitled to participate in such sale on a pro rata basis. In addition, in the event that Seller determines to sell his shares of Stock pursuant to a registration under the Act, Seller shall provide advance notice to Purchaser so as to allow Purchaser to participate in such registration. Notwithstanding any provision of this Agreement to the contrary, Purchaser's co-sale rights under this paragraph 7 shall not apply to the pending transfer by Seller of 1,000,000 of his shares to Pier I at any time during the next six (6) months hereafter nor to the registration of said 1,000,000 shares as a precondition to and part of said transfer to Pier I.

    8.DIRECTOR POSITION. Seller agrees to use his best efforts to cause a representative of the Purchaser to be elected as one of the members of the Board of Directors of the Company


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so long as the Purchaser holds at least 500,000 shares of Stock.  The election of Rodney P. Burwell to the Board of Directors satisfies this requirement.

    9.CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. Unless waived in writing by Purchaser, each and every obligation and agreement of Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction at or prior to the Closing of each and all of the following conditions precedent, which conditions Seller will in good faith endeavor to satisfy:

         a.The representations and warranties by Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing to the same extent and with the same effect as if such representations and warranties were made as of the Closing.

         b.No administrative or judicial suit or proceeding shall be threatened or pending in which it will be or which it is sought, by anyone, to restrain, prohibit, challenge or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         c.All actions, proceedings, instruments and documents required of Seller to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for Purchaser, and such counsel shall have been furnished with such documents as counsel shall have reasonably requested.

         d.Seller shall have performed and complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by him at or prior to the Closing.

         e.The Company, pursuant to authority conferred by a resolution adopted by disinterested members of its board of directors, shall have executed and delivered the Registration Agreement described in Section 6 hereof.

    10.CLOSING. The Closing of the purchase and sale of the Shares contemplated by this Agreement shall be at 9:30 a.m., _________________________, 1997 at ________________________________________________________________________
or on such other day and at such other time and place as may be mutually agreed upon in writing by the parties hereto. Such time and date are referred to in this Agreement as the "Closing."

    11.SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The statements, representations, warranties, covenants, agreements and indemnities of Purchaser and Seller contained in this Agreement and in any certificate, instrument or document delivered by or on behalf of any of the parties hereto pursuant to this Agreement and the transactions contemplated hereby shall survive the Closing and the consummation of the transactions contemplated hereby.

    INDEMNIFICATION. Seller hereby covenants and agrees with Purchaser that he shall pay and perform, and shall defend and indemnify Purchaser and its successors and assigns (collectively the


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"Indemnified Parties"), and hold the Indemnified Parties harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including, without limitation, interest which may be incurred in connection therewith and court costs and reasonable fees and disbursements of counsel) resulting from, arising out of or incurred by any of them in connection with any breach of the representations, warranties, covenants or agreements of Seller contained in this Agreement.

Seller shall be deemed to have a period of thirty (30) days after written notice from Purchaser of any claim under this paragraph 11 within which to remedy, take appropriate responsibility for or cure any such claim before a default or an event of default is deemed to exist hereunder.

    12.BROKERS. Purchaser and Seller each hereby warrant and represent to the other that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on without the introduction or involvement of any broker, finder or other third person (other than their respective attorneys) employed by either Purchaser or Seller and no such person or entity has or will have any valid claim against any of the parties hereto for any brokerage commission or other like payment.

    13.FURTHER ACTS. Purchaser and Seller shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intent of this Agreement and to fulfill the obligations of the respective parties hereto.

    14.NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be personally delivered or mailed to each party at the address as set forth below or at such other address or in such other manner as may be designated by such party in a written notice to the other party. All such notices and communications shall be effective when delivered in person or transmitted by confirmed telex or similar means or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is given or made:

    If to Purchaser:         Healthy American Products, Inc.
                             c/o Burwell Enterprises
                             7901 Xerxes Avenue South, Suite 201
                             Minneapolis, Minnesota 55431



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    With a copy to:          Richard J. Kelber, Esq.
                             Moss & Barnett
                             A Professional Association
                             Norwest Center
                             South Seventh St.
                             Minneapolis, MN 55402-4119

    If to Seller:            Timothy R. Duoos
                             500 Terminal Road
                             Fort Worth, TX  76106

    With a copy to:          Michael McGrath, Esq.
                             4545 IDS Center
                             80 South Eighth Street
                             Minneapolis, MN  55127

    15.ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

    16.NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of a party hereunder to exercise and no delay in exercising any rights hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any rights hereunder preclude any other or further exercise thereof or the exercise of any other right. Remedies herein provided are cumulative and not exclusive of any other remedy provided by law.

    17.AMENDMENT. No amendment or modification of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both of the parties hereto.

    18.HEIRS, REPRESENTATIVES AND ASSIGNS. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

    19.GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be construed, interpreted governed by and enforced in accordance with the internal laws (but not the laws of conflict) of the State of Minnesota.

    20.COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.


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    21.HEADINGS.  The headings to the paragraphs of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, amplify or aid in the interpretation of the provisions hereof.

    22.SEVERABILITY. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:                                  PURCHASER:

                                         HEALTHY AMERICAN PRODUCTS, INC.


   /S/TIMOTHY R. DUOOS________    By     /S/RODNEY P. BURWELL________________
Timothy R. Duoos                    Rodney P. Burwell
                                      Its CHAIRMAN_____________________

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